                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Health Management Associates, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                      HEALTH MANAGEMENT ASSOCIATES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               February 17, 1998


The Annual Meeting of Stockholders of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") will be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108 on Tuesday, February 17, 1998 at 1:30 p.m., local time, for the following purposes more fully described in the accompanying proxy statement:

     1.   To elect six directors of the Company.

     2. To consider and act upon a proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     BY ORDER OF THE BOARD OF DIRECTORS,


     Timothy R. Parry,
     Corporate Secretary

Dated:  December 30, 1997

                       HEALTH MANAGEMENT ASSOCIATES, INC.
                           5811 PELICAN BAY BOULEVARD
                          NAPLES, FLORIDA  34108-2710


                                PROXY STATEMENT


                                    GENERAL

     This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Health Management Associates, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Tuesday, February 17, 1998, and at any adjournments thereof (the "Meeting"). This proxy statement and accompanying form of proxy are being first mailed to stockholders on or about December 30, 1997. The proxy, when properly executed and received by the Corporate Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Corporate Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR the other proposal described in this proxy statement and in the accompanying notice of meeting.

     As of December 19, 1997, the record date for the Meeting, there were 163,646,642 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding. Only holders of Common Stock of record on the books of the Company at the close of business on December 19, 1997 are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each such stockholder is entitled to one vote for each share of Common Stock registered in his name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Directors will be elected by a plurality of the votes cast at the Meeting, and the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting will be required to ratify the appointment of the independent auditors.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other telecommunication. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth as of December 15, 1997 certain information concerning shares of Common Stock held by (i) each stockholder known by the Company to own beneficially more than 5% of the class, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:


                                         COMMON STOCK
                                      BENEFICIALLY OWNED
                                   ----------------------
        NAME AND ADDRESS OF            NO. OF     PERCENT
       BENEFICIAL OWNER (1)            SHARES    OF CLASS
---------------------------------------------------------

William J. Schoen (2)                 7,419,163       4.4%
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

Kent P. Dauten (3)                      247,349       0.2
707 Skokie Blvd.
Suite 600
Northbrook, IL 60062

Robert A. Knox (4)                      350,218       0.2
717 Fifth Avenue
New York, NY 10022

Charles R. Lees (5)                      85,547       0.1
2659 Townsgate Road
Suite 226
Westlake Village, CA 91361

Kenneth D. Lewis (6)                     45,563         -
NationsBank Corporate Center
100 North Tryon Street
58th Floor
Charlotte, NC 28255

William E. Mayberry, M.D. (7)             8,438         -
826 Rue de Ville
Naples, FL 34108

Earl P. Holland (8)                   1,282,225       0.8
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

Joseph V. Vumbacco (9)                  313,494       0.2
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

Stephen M. Ray (10)                     482,701       0.3
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

Joe D. Pinion (11)                      175,508       0.1
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

                                         COMMON STOCK
                                      BENEFICIALLY OWNED
                                   ----------------------
        NAME AND ADDRESS OF            NO. OF     PERCENT
       BENEFICIAL OWNER (1)            SHARES    OF CLASS
---------------------------------------------------------

Timothy R. Parry (12)                    20,467         -
5811 Pelican Bay Blvd.
Naples, FL 34108-2710

FMR Corp. (13)                       17,912,924      10.9
82 Devonshire Street
Boston, MA 02109

Putnam Investments, Inc. (14)        17,810,366      10.9
One Post Office Square
Boston, MA 02109

All Directors and Executive          10,430,673       6.2
 Officers as a Group (11 persons)
 (15)

_________________________

(1) Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Negligible percentages have been omitted from the table.

(2) The amount shown includes: (a) 3,892,430 shares issuable upon exercise of currently exercisable options; (b) 197,065 shares held by Mr. Schoen individually; (c) 7,593 shares held by Mr. Schoen, and 3,000 shares held by his wife, each as custodian for their son (as to which shares Mr. Schoen disclaims beneficial ownership); and (d) an aggregate of 3,319,075 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary.

(3) The amount shown includes 6,750 shares issuable upon exercise of currently exercisable options.

(4) Mr. Knox is Senior Managing Director of Cornerstone Equity Investors, LLC ("Cornerstone"). Mr. Knox and Cornerstone may constitute a group for purposes of the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); however, they disclaim any group membership. By investment management contract, Corner stone has voting and investment power with respect to certain holdings of The Prudential Insurance Company of America and its affiliates. The amount shown includes: (a) 134,610 shares held by Mr. Knox individually; and (b) 215,608 shares subject to such investment management contract.

(5) The amount shown includes 78,047 shares issuable upon exercise of currently exercisable options.

(6) The amount shown includes 15,188 shares issuable upon exercise of currently exercisable options.

(7) The amount shown includes: (a) 5,063 shares issuable upon exercise of currently exercisable options; and (b) 3,375 shares held by Dr. Mayberry as Trustee of the W.E. Mayberry Trust.

(8) The amount shown includes: (a) 100,000 shares issuable upon exercise of currently exercisable options; (b) 907,537 shares held by Mr. Holland individually; (c) an aggregate of 150,000 shares held by Mr. Holland in joint tenancy with members of his family; (d) 48,750 shares held by Mr. Holland's wife as custodian for their daughter (as to which shares Mr. Holland disclaims beneficial ownership); and (e) 75,938 shares held by Mr. Holland as sole Trustee of the Declaration of Trust Established for the Benefit of Earl P. Holland.

(9) The amount shown includes: (a) 300,000 shares issuable upon exercise of currently exercisable options; (b) 10,404 shares held in Mr. Vumbacco's account under the Company's Retirement Savings Plan, as to which shares he has investment power only; and (c) 3,090 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.

(10) The amount shown includes: (a) 41,500 shares issuable upon exercise of currently exercisable options; (b) 21,651 shares held by Mr. Ray individually; and (c) 419,550 shares held by Mr. Ray as sole Trustee of the Stephen M. Ray Living Trust.

(11) The amount shown includes 37,500 shares issuable upon exercise of currently exercisable options.

(12) The amount shown includes: (a) 15,000 shares issuable upon exercise of currently exercisable options; (b) 1,800 shares held by Mr. Parry individually; and (c) 3,667 shares held by his wife in a self-directed IRA.

(13) The following information is derived from the Schedule 13G (Amendment No.
     1) of FMR Corp. dated May 8, 1997, and has been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid by the Company on October 23, 1997. The amount shown includes: (a) 15,653,838 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940; and (b) 2,160,836 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment manager of certain institutional accounts. FMR Corp. has sole voting power with respect to 1,281,332 of such shares and sole dispositive power with respect to all of such shares. The amount shown also includes 98,250 shares beneficially owned by Fidelity International Limited ("FIL"), which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FMR Corp. and FIL are of the view that they are not acting as a group for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute their beneficial ownership of securities to each other.

(14) The following information is derived from the Schedule 13G (Amendment No.
     1) of Putnam Investments, Inc. dated January 27, 1997, and has been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid by the Company on October 23, 1997. The amount shown includes: (a) 16,589,052 shares over which Putnam Investment Management, Inc. has shared dispositive power as investment advisor to the Putnam family of mutual funds; and (b) 1,221,314 shares over which The Putnam Advisory Company, Inc. has shared dispositive power (including 588,732 shares over which it also has shared voting power) as investment advisor to Putnam's institutional clients. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Companies, wholly owns Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc.

(15) See footnotes (2) through (12) to this table.



                             ELECTION OF DIRECTORS

     A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualifies.

     The Board of Directors recommends the election of the six nominees named below, all of whom are currently directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

                                                                YEAR
                                                                FIRST
                                                               ELECTED
            NAME AND BACKGROUND                                DIRECTOR

--------------------------------------------------------------------------------



WILLIAM J. SCHOEN, age 62, has served as Chairman of the Board and Chief Executive Officer of the Company since April           1983

 1986.  He was first elected a director in February 1983, became President and Chief Operating Officer in December 1983,
 and Co-Chief Executive Officer in December 1985.  He relinquished the position of President in April 1997.  From 1982 to 1987 Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida, and from 1973 to 1981 he was President,
 Chief Operating Officer and Chief Executive Officer of The F&M Schafer Corporation, a consumer products company.  From
 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc., a diversified company.  Mr.
 Schoen also serves on the Board of Directors of Horace Mann Insurance Companies.

KENT P. DAUTEN, age 42, served as a director of the Company from March 1981 through May 1983, and from June 1985 through        1981

 September 1988.  He was again elected a director in November 1988.  Since February 1994 Mr. Dauten has been President of Keystone Capital, Inc., a private investment firm founded by him.  From January 1993 until February 1994, Mr. Dauten was a Senior Vice President of Madison Dearborn Partners, Inc., an investment management company.  Mr. Dauten was formerly a Senior Vice President of First Chicago Investment Corporation and First Capital Corporation of Chicago, the
 venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979.  Mr. Dauten also serves on the Board of Directors of Iron Mountain, Inc.

ROBERT A. KNOX, age 45, became Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory            1985

 firm, in December 1996.  From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to
 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm.  Prior to that since 1975, Mr.
 Knox was employed by The Prudential Insurance Company of America.  He also serves on the Board of Directors of
 Lechters, Inc.

CHARLES R. LEES, age 78, served as a director of the Company from April 1988 through September 1988, and was again              1988

 elected a director in February 1989.  Mr. Lees has been in the private practice of law, concentrating in tax matters, since May 1985.  For more than 25 years prior to his retirement in 1979, Mr. Lees was a Partner of the accounting firm of KPMG Peat Marwick LLP, specializing in tax matters.

KENNETH D. LEWIS, age 50, is President of NationsBank Corporation, a position that he has held since November 1993.             1991

 From December 1991 to November 1993 he served as President of General Banking for NationsBank.  Prior to that, Mr.
 Lewis had been employed by NCNB Corporation in various capacities since 1969, including President of NCNB Texas from
 1988 to 1990 and President of NCNB National Bank of Florida from 1986 to 1988.



WILLIAM E. MAYBERRY, M.D., age 68, is the retired Chairman of the Board and Chief Executive Officer of the Mayo                 1994

 Foundation and the Mayo Clinic, Rochester, Minnesota, where he had been employed in various capacities from 1960 until his retirement in 1992.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 1997 ("Fiscal 1997"), the Board of Directors held five meetings. Each director attended at least 75% of such Board meetings and meetings of the Board Committees on which he served, except for Mr. Lewis, who attended 67% of such meetings.

     The Company has standing Audit and Compensation Committees of the Board of Directors. Although the Company has no standing Nominating Committee, the Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company, to the attention of the Corporate Secretary.

     The members of the Audit Committee are Messrs. Dauten (Chairman), Lees and Dr. Mayberry. The Committee reviews with Ernst & Young LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Ernst & Young LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the Audit Committee provides oversight review of the Company's Corporate Compliance Program. The Audit Committee held four meetings during Fiscal 1997.

     The members of the Compensation Committee are Messrs. Knox (Chairman), Dauten and Lewis. The Committee makes recommendations to the Board with respect to compen sation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held four meetings during Fiscal 1997.

COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors $2,000 per quarter for their services as directors and $2,000 for each Board meeting attended. All of the Company's directors other than Mr. Schoen qualify for such payments, and during Fiscal 1997 such fees paid aggregated $86,000. The Company also reimburses all of its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with directors during Fiscal 1997.

DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's Stock Option Plan for Outside Directors, during Fiscal 1997 the Company granted to each of Messrs. Dauten, Lees, Lewis and Dr. Mayberry (the "Optionees"), each a non-employee director of the Company, an option, expiring on May 6,

2007, to purchase 3,375 shares of Common Stock (as adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on October 23, 1997) at an exercise price of $18.50 per share (as so adjusted). Each option becomes exercisable in 1,125-share annual increments commencing one year from the date of the grant. None of such options is transferable except by will or intestacy, and during the Optionee's lifetime they are exercisable only by him. Unexercised options lapse 90 days after the Optionee ceases to be a director of the Company, except that if the Optionee ceases to be a director by reason of his death, his option lapses six months after the date of his death.

     During Fiscal 1997, Mr. Lewis exercised options previously granted to him and purchased shares of Common Stock as follows: 7,594 shares at $2.80 per share, 10,125 shares at $4.99 per share, and 15,188 shares at $4.67 per share.


                             EXECUTIVE COMPENSATION

          Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended September 30, 1997, 1996 and 1995, paid by the Company to those persons who were, at the end of Fiscal 1997, the Chief Executive Officer of the Company and the five other executive officers of the Company (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                     Long-Term Compensation
                                   ------------------------------               -----------------------
                                                                            Awards            Payouts
                                                                   ------------------------  ----------
                                                          Other
                                                         Annual    Restricted                            All Other
                                                         Compen-     Stock                      LTIP      Compen-
Name and Principal                  Salary     Bonus     sation      Awards      Options      Payouts     sation
Position                     Year   ($) (1)    ($) (2)   ($) (3)    ($) (4)      (#) (5)      ($) (6)       ($)
---------------------------  ----  --------   --------   -------     --------    ---------   -------      ------
WILLIAM J. SCHOEN            1997  $518,750   $518,750   $ 3,167     $518,750    3,000,000   $49,194        0
Chairman and Chief           1996   493,750    493,750     3,166      493,750      450,000         0        0
 Executive Officer           1995   468,875    468,875     3,080      468,875    1,350,000         0        0

EARL P. HOLLAND              1997  $271,392   $236,831   $ 3,167     $236,831      450,000         0        0
Vice Chairman                1996   239,500    179,625     3,166      179,625      225,000         0        0
                             1995   229,125    171,844     3,216      171,844      675,000         0        0
JOSEPH V. VUMBACCO (7)       1997  $295,685   $260,599   $   583     $260,599      600,000         0        0
President and Chief          1996   159,375    119,531         0      119,531      450,000         0        0
 Operating Officer

STEPHEN M. RAY               1997  $162,375   $ 97,425   $ 3,248     $ 97,425      187,500         0        0
Senior Vice President and    1996   155,625     93,375     3,112       93,375      112,500         0        0
 Chief Financial Officer     1995   150,000     75,000     2,945       75,000      337,500         0        0

JOE D. PINION (8)            1997  $165,876   $ 74,644   $ 1,771     $ 74,644       15,000         0        0
Senior Vice President        1996   155,750     70,088     1,154       70,088      112,500         0        0
of Hospital Operations

TIMOTHY R. PARRY (9)         1997  $130,625   $ 65,313   $ 1,325     $ 65,313       11,250         0        0
Vice President and
General Counsel

                           _________________________

(1) The amounts shown include cash compensation earned and paid during the fiscal year indicated as well as cash compensation deferred at the election of the Named Executive.

(2) The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.

(3) The amounts shown include employer contributions to the Company's Retirement Savings Plan, a 401(k) plan. The amounts shown do not include the value of perquisites and other personal benefits because the aggregate amount of such compensation for each fiscal year shown did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus shown for the Named Executive.

(4) The amounts shown reflect contingent awards of Common Stock pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "EICP") and Stock Incentive Plan for Corporate Officers and Management Staff (the "Stock Incentive Plan"). See "EXECUTIVE COMPENSATION - Report of Compensation Committee With Respect to Executive Compensation." The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated, and the dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of Fiscal 1997, the aggregate numbers and dollar values (as adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on October 23, 1997) of such shares credited to the respective individuals' contingent award accounts at Fiscal 1997 year-end, based on the market value of the Common Stock at Fiscal 1997 year-end ($21.08 per share, as so adjusted), were: Mr. Schoen
     - 219,743 shares ($4,632,182); Mr. Holland - 80,509 shares ($1,697,130);
     Mr. Vumbacco - 7,550 shares ($159,154); Mr. Ray - 31,553 shares ($665,137);
     Mr. Pinion - 18,174 shares ($383,108) and Mr. Parry - 1,481 shares ($31,219). Dividends are not payable on such shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.

(5) The amounts shown have been adjusted to give effect, as applicable, to three 3-for-2 stock splits in the form of stock dividends paid on October 20, 1995, June 14, 1996 and October 23, 1997.

(6) The amount shown reflects the payment of benefits under the Company's Supplemental Executive Retirement Plan. See "EXECUTIVE COMPENSATION - Supplemental Executive Retirement Plan."

(7) Mr. Vumbacco was first employed by the Company in January 1996. Accordingly, the amounts shown for Fiscal 1996 reflect less than a full year's service.

(8) Mr. Pinion first became an executive officer in January 1996, but the amounts shown for Fiscal 1996 reflect his compensation for the full fiscal year.

(9) Mr. Parry first became an executive officer at the close of Fiscal 1997, but the amounts shown reflect his compensation for the full fiscal year.

STOCK OPTIONS

     Shown below is further information on grants of stock options during Fiscal 1997 to the Named Executives under the EICP. No stock appreciation rights ("SARs") were granted in Fiscal 1997 and there are no SARs outstanding.

                         OPTION GRANTS IN FISCAL 1997*

                           Individual Grants                             Grant Date Value
-----------------------------------------------------------------------  -----------------
                                   Percent of
                                    Total Op-
                                  tions Granted
                       Options    to Employees    Exercise                     Grant Date
                       Granted      in Fiscal      Price     Expiration      Present Value
Name                     (#)          Year         ($/Sh)       Date            ($) (1)
--------------------  ---------   -------------   --------   ----------       -----------
William J. Schoen     3,000,000            62.0%    $19.08      5/11/07       $20,332,000
Earl P. Holland         450,000             9.3      19.08      5/11/07         3,049,800
Joseph V. Vumbacco      600,000            12.4      19.08      5/11/07         4,066,400
Stephen M. Ray          187,500             3.9      19.08      5/11/07         1,270,750
Joe D. Pinion            15,000             0.3      19.08      5/11/07           101,660
Timothy R. Parry         11,250             0.2      19.08      5/11/07            76,245

_________________________

* Pursuant to anti-dilution provisions of the EICP, all numbers of shares and per share prices have been adjusted to give effect to a 3-for-2 stock split in the form of a stock dividend paid on October 23, 1997.

(1) The hypothetical grant date present values for options granted during Fiscal 1997 are presented pursuant to the rules of the Securities and Exchange Commission (the "SEC") and are calculated under the modified Black-Scholes Model for pricing options, a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in forecasting an option's present value. Factors used to value options granted on May 12, 1997 include the expected volatility rate of the shares underlying the option (34.9%), risk free rate of return (6.52%), dividend yield (0%), projected time of exercise (5 years) and projected risk of forfeiture rate for vesting period (5% per annum). The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the Common Stock at the time the option is exercised. There is no assurance that the hypothetical grant date present values of the options reflected on this table will be realized.

     Shown below is information with respect to option exercises by the Named Executives during Fiscal 1997 and unexercised options to purchase Common Stock, granted to the Named Executives during and prior to Fiscal 1997 under the EICP and the Company's prior stock option plans and held by them at the end of Fiscal 1997.


                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES*

                                                    Number of Unexercised        Value of Unexercised
                                                  --------------------------  --------------------------
                                                       Options Held at         in-the-Money Options at
                                                     Fiscal Year-End (#)       Fiscal Year-End ($) (1)
                                                  --------------------------  --------------------------
                         Shares
                      Acquired on      Value
        Name          Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------  ------------  ------------  -----------  -------------  -----------  -------------
William J. Schoen       2,250,000   $29,336,817     4,392,432      3,750,000  $69,485,774    $13,679,167
Earl P. Holland           553,125     6,334,945       225,000        825,000    2,420,139      4,739,583
Joseph V. Vumbacco              0             0       150,000        900,000    1,287,500      3,775,000
Stephen M. Ray            239,063     2,713,771       150,000        375,000    1,710,417      2,294,792
Joe D. Pinion             126,563     1,418,092        37,500         90,000      209,375        448,750
Timothy R. Parry                0             0         7,500         26,250       57,290        137,080

_________________________
* Pursuant to anti-dilution provisions of the respective plans, all numbers of shares and per share prices have been adjusted to give effect, as applicable, to six 3-for-2 stock splits in the form of stock dividends paid on April 9, 1992, November 3, 1993, June 17, 1994, October 20, 1995, June 14, 1996 and October 23, 1997.

(1) Expressed as the excess of the market value of the Common Stock at Fiscal 1997 year-end ($21.08 per share, as so adjusted) over the exercise price of each option.

EMPLOYMENT AGREEMENTS

     The Company has an Amended and Restated Employment Agreement with William
J. Schoen, dated December 15, 1992, providing for him to serve as the Company's Chairman of the Board, President and Chief Executive Officer at an annual base salary of $400,000, subject to cost of living increases by the Board of Directors. Mr. Schoen is also guaranteed participation in the Company's Incentive Compensation Plan for Corporate Officers and Management Staff (the "Incentive Compensation Plan") (see "EXECUTIVE COMPENSATION - Report of Compensation Committee With Respect to Executive Compensation") at the 100% category, and certain fringe benefits. Mr. Schoen's employment is terminable upon his death, disability, voluntary termination or for defined cause. Should the Company otherwise terminate Mr. Schoen's employment or reduce his responsibilities or authority, or should there be a defined change in control of the Company, then Mr. Schoen will be entitled to a lump sum payment equal to the gross income paid him by the Company for the preceding three years. Mr. Schoen has agreed not to compete with the Company or its affiliates during the term of this agreement.

     The Company does not have employment agreements with any of its other executive officers.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company's Supplemental Executive Retirement Plan (the "Supplemental Plan") is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the Company's executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or his life. The monthly benefit, which is determined by the Board of Directors, may vary for each participant and may be increased periodically by the Board. During Fiscal 1997, the Company recorded $190,000 of deferred compensation expense in respect of the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62 and must be an employee for at least five years after commencing participation. No benefit is paid if employment is terminated earlier, regardless of the reason, except if a participant's employment is terminated by the Company for reasons other than "cause," or by the participant for a "stated good reason," within two years after a "change of ownership" of the Company (as those terms are defined in the Supplemental Plan). In that case, the actuarial equivalent of a participant's retirement benefit is paid in a single sum as soon as practicable after termination of employment. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant's designated beneficiary or legal representative. Life insurance contracts may be purchased by the Company to provide some or all of the benefits under the Supplemental Plan.

REPORT OF COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

     The following report of the Compensation Committee required by the rules of the SEC to be included in this Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

EXECUTIVE COMPENSATION PHILOSOPHY:

     The fundamental compensation philosophy of the Board of Directors is that there should be a substantial and meaningful connection between executive compensation and stockholder value. Under the supervision of the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of outside directors and which also administers the EICP, the Stock Incentive Plan and the Company's prior stock option plans, the Company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services as well as increase stockholder value by aligning closely the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve as only a portion of an executive's total achievable compensation. The Board of Directors believes that attracting and retaining executives of high quality is essential to the Company's growth and success. The Board of Directors further believes that the long term success of the Company is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable measures of Company performance. The Company relies to a large degree on annual and long-term incentive compensation to attract and retain executives of outstanding ability and to motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services, profitability and stockholder value. In years of outstanding achievement, executive officers will be substantially rewarded for their respective contributions to the Company's success through a combination of cash and stock-based incentive awards.

THE EICP:

     The EICP, which was approved by the stockholders in 1996, is a comprehensive executive compensation plan which provides for grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, SARs, restricted stock, deferred stock and other stock-related awards (collectively, "Awards"). The EICP supersedes the Incentive Compensation Plan, the Stock Incentive Plan and the Company's prior stock option plans (collectively, the "Prior Plans"), although previously granted awards under the Prior Plans remain outstanding in accordance with their respective terms and the terms of the Prior Plans. Although the types of Awards authorized under the EICP are generally similar to those under the Prior Plans, the Board determined to recommend to the stockholders adoption of the entirely new EICP in order to respond to a number of changes and proposed changes under the Exchange Act and Internal Revenue Code, to broaden the types of performance goals that may be set by the Committee and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for certain corporate tax deductions, to increase the number of shares of Common Stock that may be subject to awards, and otherwise to adopt provisions intended to enable the Committee better to promote the goals and policies of the Company's annual and stock-based long-term incentive programs.

     Under the EICP, the total of 11,250,000 shares of Common Stock are reserved and available for delivery to participants in connection with Awards, plus any shares of Common Stock remaining available under the Prior Plans and other shares of Common Stock that may later become available under the Prior Plans, plus 7% of the number of shares of Common Stock issued by the Company during the term of the EICP (other than issuances under any compensation or benefit plan of the Company).

     The determination of the types of Awards to be granted at any time, the criteria for such grants, the recipients of Awards and the various conditions thereof, are all in the discretion of the Committee.

EXECUTIVE OFFICER COMPENSATION:

     The Company's Fiscal 1997 and current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary determined at the beginning of each calendar year and the awarding of incentive bonuses pursuant to the EICP, as described below. The base salaries are fixed at levels that the Committee believes to be generally below amounts paid to highly qualified senior executives at other large companies engaged in similar businesses as the Company. Salaries are reviewed on an annual basis and may be increased at that time based on (i) the Committee's consensus that the individual's contribution to the Company has increased and (ii) increases in competitive pay levels.

     In general, annual cash compensation incentives for executives are intended to reflect the Company's belief that management's contribution to improving the quality of health care services and stockholder return are related to earnings growth. Under the current incentive compensation program under the EICP (which parallels the prior Incentive Compensation Plan), a bonus (calculated as a percentage of base salary) is paid to participants for each year in which the Company achieves, in audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of six bonus categories (30%, 40%, 50%, 60%, 75% or 100% of base salary), and his proportionate share of the annual bonus depends upon the profit percentage achieved by the Company. Participants in this incentive compensation program are selected and assigned to bonus categories by the Committee, and all of the Company's executive officers are participants.

     Long-term incentives are currently intended to be provided through the grant of stock options and contingent stock awards. Under the EICP, the Committee has the authority to determine the individuals to whom stock options are granted, the terms on which option grants are made, and the term of and the number of shares subject to each option. Through the grant of stock options, the objective of aligning executive officers' long-range interests with improving health care services and stockholder return are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. In granting stock options to the Company's senior management, the Committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each option grantee.

     Under the current stock incentive program under the EICP (which parallels the prior Stock Incentive Plan), the Committee has the authority to award shares of Common Stock to all executive officers and senior managers of the Company.
In making such awards, the Committee considers all of the factors discussed, and follows the procedure described, in the previous paragraph.

     Stock awards under the prior Stock Incentive Plan and the stock incentive program under the EICP are generally contingent upon completion of four additional years of employment with the Company. The market value as of the award grant date of the shares credited to an executive's contingent award account for any fiscal year may not exceed 100% of the executive's bonus for the same year under the incentive compensation program discussed above. No shares are issued or reserved for the executive's account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still an employee of the Company.

     Executive officers may also participate in the Company's Retirement Savings Plan, a 401(k) plan, which includes both employer and employee contributions.
In addition, the Company has a deferred compensation program that provides payments to key executive employees selected by the Board of Directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the Board. See "EXECUTIVE COMPENSATION - Supplemental Executive Retirement Plan."

CHIEF EXECUTIVE OFFICER COMPENSATION:

     The key performance measure used to determine Mr. Schoen's Fiscal 1997 compensation package was the Committee's assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the Company.

     Pursuant to the terms of his employment agreement with the Company (see "EXECUTIVE COMPENSATION - Employment Agreements"), which was approved by the Board of Directors in 1992, Mr. Schoen's annual salary is $400,000, subject to cost of living increases by the Board of Directors. For Fiscal 1997, his salary amounted to $518,750. The Committee believes that Mr. Schoen's salary is fixed at a level which is below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at other large companies engaged in similar businesses.

     Consistent with the Company's executive compensation philosophy, Mr. Schoen's total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program under the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by and the profitability of the Company. The long-term incentive component currently takes the form of stock options and contingent stock awards under the EICP. Mr. Schoen will also be eligible to receive other Awards under the EICP. Both the annual and long-term components of Mr. Schoen's incentive compensation are variable and closely tied to corporate performance in a manner which encourages dedication to improving health care services and building stockholder value.

     In evaluating the performance and setting the incentive compensation of Mr. Schoen as the Company's Chief Executive Officer, the Committee has taken particular note of outstanding Joint Commission on Accreditation of Healthcare Organizations survey results of 11 facilities during Fiscal 1997, as well as the substantial increase in the Company's stockholder value over a number of years in general and specifically from Fiscal 1996 to Fiscal 1997.

     In Fiscal 1997 the Company substantially out-performed both the Standard & Poor's 500 Stock Index and the S&P Health Care Sector Index in stockholder value growth (see "EXECUTIVE COMPENSATION - Stock Price Performance Graph"). Among the key indicators of the Company's performance in Fiscal 1997, net patient service revenue increased 25% from $714,317,000 in Fiscal 1996 to $895,482,000 in Fiscal 1997, and net income increased 29% from $84,086,000 in Fiscal 1996 to $108,322,000 in Fiscal 1997. Earnings per share increased 27% from $.51 in Fiscal 1996 to $.65 in Fiscal 1997. During Fiscal 1997 the Company's stock price increased 27%. In addition, the Company has paid six 3-for-2 stock splits in the form of stock dividends since April 1992, including the stock dividend paid on October 23, 1997.

     In addition to leading the Company to outstanding financial achievements, Mr. Schoen has established a strong record in the areas of quality of health care services provided, innovation and management efficiency, and has built a strong management team and aggressively pursued new areas for growth. He has been the architect of the Company's industry niche and its successful acquisition strategy.

     Mr. Schoen's short-term and long-term incentive compensation package for Fiscal 1997 includes a cash bonus in an amount equal to 100% of his annual salary, a contingent stock award in an amount equal to his cash bonus, and the grant of options to purchase 3,000,000 shares of Common Stock. Mr. Schoen's compensation package has successfully focused on the importance of improving health care services as well as increasing stockholder value by providing him with significant short-term and long-term incentive compensation during periods when performance objectives have been met or exceeded.

                                         COMPENSATION COMMITTEE:

                                         Robert A. Knox, Chairman
                                         Kent P. Dauten
                                         Kenneth D. Lewis

STOCK PRICE PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total stockholder return on the Common Stock during the five-year period ended September 30, 1997, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 1997 year-end, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies on the S&P Health Care Sector Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     -------------------------------------

           HMA          S&P 500     HEALTH CARE SECTOR INDEX
           ---          -------     ------------------------
09/30/92   $100.00      $100.00     $100.00

09/30/93   $176.13      $113.00     $ 86.15

09/30/94   $246.26      $117.17     $104.12

09/30/95   $321.29      $152.02     $149.28

09/30/96   $562.56      $182.93     $195.53

09/30/97   $711.63      $256.68     $267.70




     ASSUMES $100 INVESTED ON SEPTEMBER 30, 1992 IN THE COMPANY'S COMMON STOCK, THE COMPANIES COMPRISING THE STANDARD & POOR'S 500 STOCK INDEX AND THE COMPANIES CURRENTLY COMPRISING THE S&P HEALTH CARE SECTOR INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

     The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company speci fically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.


                              CERTAIN TRANSACTIONS

     Pursuant to a Registration Agreement dated as of September 2, 1988, Prudential Equity Investors, Inc. (with which Robert A. Knox, a director of the Company, was formerly affiliated), Mr. Knox, certain of the Company's executive officers (William J. Schoen, Earl P. Holland and Stephen M. Ray), and three former executive officers (Robb L. Smith, Kelly E. Curry and T. Jefferson Jones) have certain demand registration rights and "piggyback" registration rights, at the Company's expense, with respect to registration under the Securities Act of all of their shares of Common Stock.


                       SELECTION OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, Certified Public Accountants, served as the independent auditors of the Company for Fiscal 1997, and the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board of Directors will reconsider its choice.

     The Company has been advised by Ernst & Young LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, the Company intends to give such representative an opportunity to make any statements if he should so desire.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1999 Annual Meeting of Stockholders, such proposal must be received by the Company no later than September 1, 1998.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                              BY ORDER OF THE BOARD OF DIRECTORS,



                                    Timothy R. Parry,
                                    Corporate Secretary

Dated:  December 30, 1997

PROXY
                       HEALTH MANAGEMENT ASSOCIATES, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints William J. Schoen and Timothy R. Parry, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Health Management Associates, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Philharmonic Center for the Arts, Daniels Pavilion, 5833 Pelican Bay Blvd., Naples, Florida 34108, on Tuesday, February 17, 1998 at 1:30 p.m., local time, and at any adjournments thereof:

1.  Election of Directors.

[ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
    (except as marked to the contrary).        for all nominees listed below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.

William J. Schoen   Kent P. Dauten   Robert A. Knox   Charles R. Lees
Kenneth D. Lewis   William E. Mayberry, M.D.

2. Proposal to approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998.

                  [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                 (Continued and to be signed, on reverse side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the six named nominees for directors and, unless otherwise specified, FOR the other proposal listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated December 30, 1997, describing more fully the proposals set forth herein.


                                           Dated:_______________________, 1998


                                           ___________________________________


                                           ___________________________________
                                           Signature(s) of stockholder(s)

                                           Please date and sign name exactly as
                                           it appears hereon. Executors,
                                           administrators, trustees, etc.
                                           should so indicate when signing. If
                                           the stockholder is a corporation,
                                           the full corporate name should be
                                           inserted and the proxy signed by an
                                           officer of the corporation,
                                           indicating his/her title.